                                                                    Exhibit 23.1

                              CONSENT OF GSM, INC.

We consent to incorporation  by reference in the  Registration  Statements (File
Nos. 333-67360, 333-57986, 333-50456) on Form S-8 and the Registration Statement
(File No. 000-30219) on Form 10-SB of Chancellor Group, Inc. of the reference to our reports  listed  below for  Chancellor  Group,  Inc.,  which  appears in the
December 31, 2011 annual report on Form 10-K of Chancellor Group, Inc.

December 31, 2011, Evaluation of Oil & Gas Reserves-Gryphon Production Company,
LLC.

December 31, 2010, Evaluation of Oil & Gas Reserves-Gryphon Production Company,
LLC.

                                            /s/ Keith Selinger 3/8/2012
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